UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

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MUFG Americas Holdings Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-15081	94-1234979
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas
New York, NY 10020
(Address of principal executive offices) (Zip Code)

Tel. (212) 782‑5911
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2015, MUFG Union Bank, N.A. (the “Bank”), the wholly-owned bank subsidiary of MUFG Americas Holdings Corporation (“MUAH”), entered into a Credit Agreement (the “Credit Agreement”) with MUAH’s parent company, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), under which the Bank borrowed $1.5 billion from BTMU (the “BTMU Loan”). The BTMU Loan bears interest equal to a per annum rate of one-month LIBOR plus 0.87%, which interest will be paid monthly, and matures on January 2, 2018. The BTMU Loan constitutes an unsecured obligation of the Bank. The Bank may prepay the BTMU Loan prior to the stated maturity date in whole or in part and in an amount of not less than $500,000.00 on or after November 2, 2015.

In the case of an event of default in respect of the BTMU Loan (which events are limited to certain bankruptcy- or insolvency-related events), BTMU may accelerate the payment of the BTMU Loan.

The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

99.1	Credit Agreement, dated as of September 22, 2015, by and between MUFG Union Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 25, 2015
MUFG AMERICAS HOLDINGS CORPORATION

By: /s/ MICHAEL F. COYNE
Name: Michael F. Coyne
Title: General Counsel
(Duly Authorized Officer)

Exhibit Index

Exhibit No.	Description
99.1	Credit Agreement, dated as of September 22, 2015, by and between MUFG Union Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd.